Star Maritime Acquisition Corp.
                           c/o Schwartz & Weiss, P.C.
                               457 Madison Avenue
                            New York, New York 10022


____, 2005


Maxim Group LLC
405 Lexington Avenue
New York, NY 10174


         Re:  Star Maritime Acquisition Corp.


Gentlemen:


         This letter will confirm the agreement of the undersigned to purchase warrants ("Warrants") of Star Maritime Acquisition Corp. ("Company") included in the units ("Units") being sold in the Company's initial public offering ("IPO") upon the terms and conditions set forth herein. Each Unit is comprised of one share of Common Stock and one Warrant. The shares of Common Stock and Warrants will not be separately tradable until 20 trading days after the earlier to occur of the expiration of the underwriters' over-allotment option or its exercise in full unless Maxim Group LLC ("Maxim") informs the Company of its decision to allow earlier separate trading.

         The undersigned agrees that this letter agreement constitutes an irrevocable order for Maxim to purchase Warrants in the public marketplace for the undersigned's account within the six month period commencing on the date separate trading of the Warrants commences ("Separation Date") in an amount equal to 1.5% of the gross proceeds of the offering at prices not to exceed $1.20 per Warrant on a not-held basis ("Maximum Warrant Purchase"). Maxim (or such other broker dealer(s) as Maxim may assign the order to) agrees to fill such order in such amounts and at such times as it may determine, in its sole discretion, during the six month period commencing on the Separation Date. Each order will be a limit order under NASD rules governing such orders. Maxim further agrees that it will not charge the undersigned any fees and/or commissions with respect to such purchase obligation.

         The undersigned may notify Maxim that all or part of the Maximum Warrant Purchase will be made by one or more affiliates of the undersigned who (or which) has an account at Maxim and, in such event, Maxim will make such purchase on behalf of said affiliate; provided, however, that the undersigned hereby agrees to make payment of the purchase price of such purchase in the event that the affiliate fails to make such payment.

Maxim Group LLC
____, 2005
Page 2



         The undersigned agrees that neither the undersigned nor any affiliate of his shall sell or transfer the Warrants until after the consummation of a merger, capital stock exchange, asset acquisition or other similar business combination and acknowledges that, at the option of Maxim, the certificates for such Warrants shall contain a legend indicating such restriction on transferability.


                                       Very truly yours


                                       -----------------------------------------
                                       Prokopios (Akis) Tsirigakis

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